                                                                    EXHIBIT 15.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MER TELEMANAGEMENT SOLUTIONS LTD.

     We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-128225) and Registration Statements on Form S-8 (Files
No. 333-12014 and No. 333-123321) pertaining to MER Telemanagement Solutions
Ltd. of our report dated March 30, 2007 with respect to the consolidated financial statements of MER Telemanagement Solutions Ltd. included in the Annual
Report on Form 20-F for the year ended December 31, 2006.

                                           /s/ Kost Forer Gabbay & Kasierer
                                           ------------------------------------
Tel-Aviv, Israel                               KOST FORER GABBAY & KASIERER
March 30, 2007                             A Member of Ernst & Young Global